EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
SVB Financial Group:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-198147, 333-192471, 333-188707, 333-183323, 333-176232, 333-168836, 333-134655, 333-133262, 333-118091, 333-108434, 333-92410, 333-59590, 333-39680, 333-89641, 333-68857, 333-28185, 333-05489, 033-60467) and registration statements on Form S-3 (No. 333-201641, 333-195878, 333-169374, 333-163135, 333-156613, and 333-109312) of SVB Financial Group (the “Company”) of our reports dated February 26, 2016, with respect to the consolidated balance sheets of SVB Financial Group and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, stockholders’ equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of the Company.

/s/ KPMG LLP
San Francisco, California
February 26, 2016